EXHIBIT 16

       SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS


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                  Fund for Government Investors



                           Exhibit 16

                 Computation of Yield Quotation

                         Item 22, Part B


                            Net             Shares         Daily Yield
                         Investment       Outstanding    (income divided
                           Income                           by shares
                                                          multiplied by
                                                               365)

December 25, 1997        $ 65,826         549,278,829           4.37%
December 26, 1997        $ 66,991         549,885,325           4.45%
December 27, 1997        $ 66,991         549,885,325           4.45%
December 28, 1997        $ 66,991         549,885,325           4.45%
December 29, 1997        $ 67,991         551,259,170           4.50%
December 30, 1997        $ 68,091         560,137,036           4.44%
December 31, 1997        $ 68,756         567,634,800           4.42%

Average 7-Day Yield                                             4.44%

Annual Effective Yield                                          4.55%